UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2020 (May 15, 2020)

CĪON Investment Corporation

 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor New York, New York 10016
(Address of Principal Executive Offices)

(212) 418-4700
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Amendment to JPMorgan Credit Facility; Repayment of Citibank Credit Facility and MS Credit Facility

On May 15, 2020, 34th Street Funding, LLC (“34th Street”), a wholly-owned, special purpose financing subsidiary of CĪON Investment Corporation (“CIC”), entered into a Second Amended and Restated Loan and Security Agreement (the “Second Amended Loan Agreement”) with JPMorgan Chase Bank, National Association (“JPM”), as lender and administrative agent, U.S. Bank National Association, as collateral agent, collateral administrator and securities intermediary, and CION Investment Management, LLC, CIC’s investment adviser, as portfolio manager, as part of an overall restructuring of CIC’s financing arrangements.

Under the Second Amended Loan Agreement, the aggregate principal amount available for borrowings was increased from $275,000,000 to $700,000,000, of which $75,000,000 may be funded as a revolving credit facility, subject to conditions described in the Second Amended Loan Agreement, during the reinvestment period. In addition, under the Second Amended Loan Agreement, the reinvestment period was extended from August 24, 2020 to May 15, 2022 and the maturity date was extended from August 24, 2021 to May 15, 2023. Advances under the Second Amended Loan Agreement bear interest at a floating rate equal to the three-month London Interbank Offered Rate, plus a spread of 3.25% per year, which was increased from a spread of 3.00% per year. On May 15, 2020, 34th Street drew down $358,877,826 of borrowings under the Second Amended Loan Agreement. A portion of the proceeds from the Second Amended Loan Agreement was used to fully repay all amounts outstanding under the Citibank Credit Facility and the MS Credit Facility of $230,640,224 and $128,237,602, respectively.

34th Street incurred certain customary costs and expenses in connection with the Second Amended Loan Agreement. No other material terms of the JPM Credit Facility were revised in connection with the Second Amended Loan Agreement.

Amendment to and Partial Repayment of the UBS Facility

On May 19, 2020, Murray Hill Funding, LLC (“Murray Hill Funding”), a wholly-owned, special purpose financing subsidiary of CIC, entered into a Second Amended and Restated Master Confirmation to the Global Master Repurchase Agreement (the “Second Amended Master Confirmation”) with UBS AG (“UBS”), which extended the date that Murray Hill Funding will be required to repurchase Class A Notes (the “Notes”) sold to UBS under the UBS Facility from May 19, 2020 to November 19, 2020, and increased the spread on the financing fee from 3.50% to 3.90% per year.

On May 19, 2020, Murray Hill Funding repurchased Notes in the aggregate principal amount of $133,333,333 from UBS for an aggregate repurchase price of $100,000,000, which was then repaid by Murray Hill Funding II, LLC (“Murray Hill Funding II”), an indirect wholly-owned, special purpose financing subsidiary of CIC. This repurchase of Notes resulted in a repayment of one-half of the outstanding amount of borrowings under the UBS Facility as of May 19, 2020. As of May 19, 2020, Notes remained outstanding in the aggregate principal amount of $133,333,333, which was purchased by Murray Hill Funding from Murray Hill Funding II and subsequently sold to UBS under the UBS Facility for aggregate proceeds of $100,000,000.

Murray Hill Funding incurred certain customary costs and expenses in connection with the Second Amended Master Confirmation. No other material terms of the UBS Facility were revised in connection with the Second Amended Master Confirmation.

The foregoing description of the Second Amended Loan Agreement and the Second Amended Master Confirmation as set forth in this Item 1.01 are summaries only and are qualified in all respects by the provisions of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated by reference herein.

On May 21, 2020, CIC issued a press release announcing the foregoing amendments and consolidation of its financing arrangements. A copy of the press release is attached hereto has Exhibit 99.1 and is incorporated by reference herein.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Second Amended and Restated Loan and Security Agreement, dated as of May 15, 2020, by and among 34th Street Funding, LLC, JPMorgan Chase Bank, National Association, U.S. Bank National Association and CION Investment Management, LLC.

10.2	Second Amended and Restated Master Confirmation to the Global Master Repurchase Agreement, dated as of May 19, 2020, by and between Murray Hill Funding, LLC and UBS AG.

99.1	Press Release dated May 21, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation
Date:	May 21, 2020	By: /s/ Michael A. Reisner
Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION

10.1	Second Amended and Restated Loan and Security Agreement, dated as of May 15, 2020, by and among 34th Street Funding, LLC, JPMorgan Chase Bank, National Association, U.S. Bank National Association and CION Investment Management, LLC.

10.2	Second Amended and Restated Master Confirmation to the Global Master Repurchase Agreement, dated as of May 19, 2020, by and between Murray Hill Funding, LLC and UBS AG.

99.1	Press Release dated May 21, 2020.